QUAKER CITY BANCORP, INC.
COMPUTATION OF EARNINGS PER SHARE

                                                        THREE MONTHS     SIX MONTHS
                                                           ENDED           ENDED
                                                        DECEMBER 31,    DECEMBER 31,
                                                           1997            1997
                                                         ----------      ----------

A      Average Common Shares Outstanding                  4,371,219       4,371,401
                                                         ----------      ----------
B      Net earnings for Period                           $1,559,000      $3,089,000
                                                         ==========      ==========
       Basic Earnings Per Share [ B / A ]                $     0.36      $     0.71
                                                         ==========      ==========

       Common Share Equivalents :

C      Average Stock Options Outstanding                    491,437         474,602
                                                         ----------      ----------
D      Option Exercise Price                             $     9.98      $     9.98
                                                         ----------      ----------
E      Exercise Proceeds [ C x D ]                       $4,904,541      $4,736,528
                                                         ----------      ----------
F      Average Market Price in Period                    $    21.41      $    20.95
                                                         ----------      ----------
G      Shares Repurchased at Market Price [ E / F ]         229,077         226,087
                                                         ----------      ----------
H      Increase in Common Shares [ C - G ]                  262,360         248,515
                                                         ----------      ----------
I      Shares Outstanding and Equivalents [ C + H ]       4,633,579       4,619,916
                                                         ==========      ==========
J      Net earnings for Period                           $1,559,000      $3,089,000
                                                         ==========      ==========
       Diluted Earnings Per Share [ J / I ]              $     0.34      $     0.67
                                                         ==========      ==========
       Market Price at end of period                                     $    21.25
                                                                         ==========


                                  EXHIBIT 11.1